UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Stephen Huber

On September 28, 2021, Stephen Huber, Executive Vice President and Chief Financial Officer of Sterling Bancorp, Inc. (the “Company”), resigned from all positions with the Company and its subsidiaries, including Sterling Bank and Trust, F.S.B. (the “Bank”), effective October 1, 2021. Mr. Huber will continue to be paid pursuant to the terms of the nondiscriminatory severance payment plan, approved by the board of directors of the Bank, and his individual executive incentive retirement plan agreement with the Bank.

Promotion of Karen Knott to Chief Financial Officer

On September 30, 2021, the Company promoted Karen Knott as Executive Vice President and Chief Financial Officer of the Company, effective October 1, 2021. In addition, Ms. Knott was promoted to the position of Executive Vice President and Chief Financial Officer of the Bank, subject to the receipt of required regulatory non-objection from the Office of the Comptroller of the Currency.

Ms. Knott, age 48, has over 20 years of experience in financial operations and accounting roles with financial institutions and has served as the Company’s Senior Vice President and Controller since March, 2021. Prior to this role, she served as Assistant Vice President and Controller of the Bank since 2015 and has served in a variety of other financial roles, including Divisional Controller for Commercial Lending and Staff Accountant, since first joining the Bank in 1998. Before joining the Bank, Ms. Knott began her career in customer service and finance positions at Credit Union ONE and CommonPoint Mortgage Co. Ms. Knott received her Bachelor of Business Administration from Grand Valley State University.

There are no family relationships between Ms. Knott and any of the Company’s directors or executive officers, and the Company has not entered into any transactions with Ms. Knott that are reportable under Item 404(a) of Regulation S-K.

There is no arrangement or understanding between Ms. Knott and any other persons pursuant to which Ms. Knott was promoted to Chief Financial Officer.

In connection with Ms. Knott’ s promotion to Chief Financial Officer, the Compensation Committee of the Board of Directors adjusted Ms. Knott’s annual base salary to $250,000.

A copy of the Company’s press release announcing the promotion Ms. Knott is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
99.1	Company press release dated October 1, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp, Inc.

By:	/s/ Colleen Kimmel
Colleen Kimmel
General Counsel and Corporate Secretary

Date: October 1, 2021